Exhibit 23.4

Drewry Shipping Consultants Ltd., Drewry House, Meridian Gate, 213 Marsh Wall, London E14 9FJ, England

Telephone: +44 (0) 20 7538 0191 Facsimile: +44 (0) 20 7987 9396 Email: enquiries@drewry.co.uk Website: www.drewry.co.uk

Paragon Shipping Inc.

15, Karamanli Avenue

Voula, 16673

Athens, Greece

5th August, 2014

Dear Sir/Madam:

Reference is made to the preliminary prospectus supplement, dated August 5, 2014, as may be further amended or supplemented (the “Prospectus Supplement”), and the related Form F-3 registration statement (the “Registration Statement”), relating to the public registration of 8.375% Senior Notes due 2021 of Paragon Shipping Inc. (the “Company”). We hereby consent to all references to our name in the Prospectus Supplement and to the use of the statistical information supplied by us set forth in the Prospectus Supplement, including the use of the information supplied by us set forth in the sections of the Prospectus Supplement entitled “Prospectus Summary—Industry Overview—Drybulk Shipping” and “The Drybulk Shipping Industry”. We further advise you that our role has been limited to the provision of such statistical data supplied by us. With respect to such statistical data, we advise you that:

•	we have accurately described the international drybulk shipping industry, subject to the availability and reliability of the data supporting the statistical and graphical information presented; and

•	our methodologies for collecting information and data may differ from those of other sources and does not reflect all or even necessarily a comprehensive set of the actual transactions occurring in the international drybulk shipping industry.

We hereby consent to the filing of this letter as an exhibit to the report of the Company on Form 6-K to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and incorporated by reference into the Registration Statement and the references to our firm in the section of the Prospectus Supplement entitled “Experts.”

Yours sincerely

/s/ Nigel Gardiner

Nigel Gardiner

Managing Director

Drewry Shipping Consultants Ltd

Drewry Shipping Consultants Limited – registered in London, England No. 3289135